EXHIBIT 23


              CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the:

1. Registration Statement (Form S-8 No. 2-76789) pertaining to the Reynolds Metals Company 1982 Nonqualified Stock Option Plan;

2. Registration Statement (Form S-8 No. 33-13822) pertaining to the Reynolds Metals Company 1987 Nonqualified Stock Option Plan;

3. Registration Statement (Form S-8 No. 33-44400) pertaining to the Reynolds Metals Company 1992 Nonqualified Stock Option Plan;

4. Registration Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment Plan for Salaried Employees;

5. Registration Statement (Form S-3 No. 33-43443) pertaining to the shelf registration of debt securities of Reynolds Metals Company;

6. Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly Employees; and

7. Registration Statement (Form S-3 No. 33-51153) pertaining to the offer and resale of shares of Reynolds Metals Company Common Stock by the Trustee of the Reynolds Metals Company Pension Plans Master Trust

and in the related prospectuses of our report dated February 18, 1994, with respect to the consolidated financial statements and schedules of Reynolds Metals Company included in this Annual Report (Form 10-K) for the year ended December 31, 1993.



                                   ERNST & YOUNG

Richmond, Virginia
March 10, 1994



F:\BFH\SEC\10K\EX-23